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                                                          EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT


I consent to the incorporation by reference in this Post-Effective Amendment No. 25 to the Registration Statement (File Nos. 2-96738 and 811-4253) (the "Registration Statement") of MFS Government Limited Maturity Fund (the "Trust"), of my opinion dated April 27, 1998, appearing in Post-Effective Amendment No. 19 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on April 29, 1998.


                                         JAMES R. BORDEWICK, JR.
                                         ---------------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Clerk and Assistant Secretary


Boston, Massachusetts
February 23, 2004